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                                                                   EXHIBIT 10.19


                                   AGREEMENT
                                   ---------


          AGREEMENT dated as of December 31, 1994 (as from time to time amended and in effect, this "Agreement"), by and among Robert Harmon ("Harmon"), Harmon Entertainment Corporation, a New Jersey corporation ("Harmon Entertainment"), Entertainment Restaurants, a New York partnership (the "Partnership"), dick clark productions, inc., a Delaware corporation ("dcpi"), and dick clark restaurants, inc., a Delaware corporation ("dcri").

          WHEREAS, the parties hereto entered into a Redemption and Settlement Agreement, dated as of June 30, 1990 (the "Redemption Agreement"), whereby the Partnership agreed, among other things, to purchase and acquire from Harmon Entertainment, by way of redemption, all of Harmon's right, title and interest in, to and under, or otherwise relating to, the Partnership Agreement of Entertainment Restaurants dated September 29, 1988 (the "Partnership Agreement"), the Restaurants (as such term is defined in the Redemption Agreement) and the Partnership (collectively, the "Interest"); and

          WHEREAS, pursuant to Section 2(a)(ii) of the Redemption Agreement, as part of the consideration for the redemption of the Interest, the Partnership agreed to make certain Gross Receipts Payments (as that term is defined in the Redemption Agreement), of which $1,000,000 has paid to date; and

          WHEREAS, the parties desire to prepay the remainder of the consideration for the redemption of the Interest as otherwise provided for hereby.

          NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledge, the parties hereby agree as follows:

          1. As full and final satisfaction of all amounts remaining to be paid for the redemption of the Interest, the Partnership shall pay, on the day hereof upon the execution and delivery of this Agreement the amount of $3,128,000 (the "Remaining Payment") by means of a check in the amount of $2,770,000 and the Offset (as hereinafter defined). Upon receipt of the Remaining Payment, Harmon and Harmon Entertainment hereby acknowledge that no further amounts are payable in respect of the Interest and they forever waive any claim of any right, title or interest in or to the Partnership, the Restaurants or the Interest.



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         2. Simultaneously with the Partnership making the Remaining Payment,
Harmon Entertainment is paying the Partnership the sum of $358,000 in respect of amounts owing to the Partnership due to the overpayment to Harmon Entertainment of certain amounts in respect of Harmon Entertainment's unreimbursed capital contributions to the Partnership pursuant to Section 2(a)(i) of the Redemption Agreement. The payment of the $358,000 by Harmon Entertainment shall be made by the Partnership deducting that amount from the amount of the Remaining Payment (the "Offset").

          3. The payment of the Remaining Payment pursuant to Section 1 hereof shall be treated as a payment of the type described in Section 736(a) of the Internal Revenue Code of 1986, as amended and in effect as of the date hereof; and no portion of the Remaining Payment shall be treated as a payment for intangible property of the Partnership.

          4. Harmon and Harmon Entertainment acknowledge that upon payment of the Remaining Payment by the Partnership, no further amounts are or shall be payable by the Partnership, dcpi or dcri or any of their affiliates in respect of the redemption of the Interest or otherwise relating to the Interest and that the Partnership, dcpi and dcri have no further obligations under the Redemption Agreement.

          5. Each of the parties hereby represents and warrants to the other parties as follows:

               (a) This Agreement has been duly executed and delivered by such party and the Agreement constitutes such party's legal, valid and binding obligation, enforceable in accordance with its terms.

               (b) No consents or approvals of, or notices to or filings with, any person or entity are required in connection with the execution, delivery and performance by such party of this Agreement.

               (c) Such party has received independent legal advice from attorneys of its choice with respect to the advisability of executing this Agreement.

               (d) Except as expressly set forth in this Agreement, none of the parties hereto has made any statement, representation or warranty to the other parties hereto regarding any fact relied upon by that party in entering into this Agreement, and such party specifically does not rely upon any statement,

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representation, warranty or promise of any other party in executing this
Agreement.

              (e) Such party has made such investigation of the facts pertaining to this Agreement, and all of the matters pertaining hereto, as such deems necessary.

              (f) This Agreement constitutes the legal, valid and binding obligation of such party hereto, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, creditors' rights or other similar laws.

          6. In order to induce the Partnership, dcpi and dcri enter into this Agreement, Harmon and Harmon Entertainment jointly and severally, represent and warrant to the Partnership, dcri and dcpi as follows:

              (a) Neither Harmon nor Harmon Entertainment has granted, permitted or suffered to exist or consented to the existence of, any Interest or the Partnership lien, claim, charge, security interest, equitable intent or other encumbrance of any nature whatsoever in, to or on.

              (b) The Interest is free and clear of any lien, claim, charge, security interest, equitable interest of any nature whatsoever;

          7. (a) The Partnership, dcpi and dcri shall, jointly and severally, indemnify and hold Harmon and Harmon Entertainment harmless from and against any and all loss, liability, damage or reasonable expense (including, without limitation, fees and expenses of counsel) that Harmon or Harmon Entertainment may suffer, sustain or become subject to which arise from actions undertaken or commenced by the Partnership, dcpi or dcri relating to the Partnership or the Restaurants after June 30, 1990, that do not relate to or have a basis in the period prior to June 30, 1990.

              (b) Harmon and Harmon Entertainment shall jointly and severally indemnify and hold harmless the Partnership, dcpi and dcri against any and all loss, liability, damage or expense (including, without limitation, reasonable fees and expenses of counsel) that the Partnership, dcpi or dcri may suffer, sustain or become subject to which arise from actions undertaken or commenced by Harmon or Harmon Entertainment relating to the Interest, the Partnership or the Restaurants after

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June 30, 1990, that do not relate to or have a basis in the period prior to
June 30, 1990.

          8. Any notices or other communications under or with respect to this Agreement shall be considered given when received, addressed as follows:

               (i) if to the Partnership, dcpi or dcri, to it at 3003 West Olive Avenue, Burbank, California 91505, Attention: Mr. Francis C. La Maina, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Martin Eric Weisberg, Esq.; and

               (ii) if to Harmon or Harmon Entertainment at Governor Morris Hotel, 2 Whippany Road, Morristown, New Jersey 07960, Attention: Mr. Robert Harmon, with a copy to Kalebic & LoFaro, P.C., 60 Court Street, Hackensack, New Jersey 07601, Attention: Steve M. Kalebic, Esq.

          9. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York, without regard or reference to choice of law principles, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the agreement to be drafted.

          10. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH
                                                  --------------------
SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT AND IRREVOCABLY AGREES THAT PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED UPON THAT PARTY PERSONALLY OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

          11. No party may assign any of its rights or delegate any of its duties under this Agreement without receiving the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

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          12. No party shall issue any press release or other public statement regarding the existence of this Agreement or the transactions contemplated by this Agreement, without the prior written consent of the other parties hereto, except as may otherwise be required in accordance with applicable securities laws or other laws. Each of the parties agrees not to make any disparaging or derogatory remarks about the other parties hereto.

          13. The provisions of this Agreement shall not be construed as a waiver of any party's right to bring suit to enforce the terms of this Agreement.

          14. This Agreement and the Redemption Agreement contain a complete statement of all the arrangements, understandings and agreements among the parties with respect to the subject matter hereof, supersede all other agreements, whether written and oral, among them relating to such subject matter, and cannot be altered, modified, amended or terminated, except by an instrument in writing executed by each of the parties hereto.

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          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            /s/ Robert T. Harmon
                                            --------------------------
                                            Robert T. Harmon

                                            HARMON ENTERTAINMENT
                                            CORPORATION

                                            By: /s/ Robert T. Harmon
                                               -----------------------
                                               Name: Robert T. Harmon
                                               Title: President

                                            ENTERTAINMENT RESTAURANTS, a
                                            New York General Partnership

                                            By: /s/ Martin Eric Weisberg
                                               -------------------------
                                               Name: Martin Eric Weisberg
                                               Title: Secretary

                                            dick clark productions, inc.

                                            By: /s/ Martin Eric Weisberg
                                               -------------------------
                                               Name: Martin Eric Weisberg
                                               Title: Secretary

                                            dick clark productions, inc.

                                            By: /s/ Martin Eric Weisberg
                                               -------------------------
                                               Name: Martin Eric Weisberg
                                               Title: Secretary

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